UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 2, 2021

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (Zip Code)
(760) 727-8399
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described under Item 5.07 below, on June 2, 2021, at the annual meeting of stockholders (the “Annual Meeting”) of SeaSpine Holdings Corporation (the “Company,” “we,” “us,” or “our”), the stockholders approved an amendment to the SeaSpine Holdings Corporation 2015 Employee Stock Purchase Plan (the “ESPP”), pursuant to which the number of shares of common stock available for issuance thereunder was increased by 500,000 (the “ESPP Amendment”). Our board of directors approved the ESPP Amendment effective December 9, 2020, subject to stockholder approval. A more complete description of the ESPP Amendment and a summary of the ESPP, as amended by the ESPP Amendment, is in the definitive proxy statement for the Annual Meeting, which we filed with the Securities and Exchange Commission on April 21, 2021 (the “Annual Meeting Proxy Statement”), and is incorporated herein by reference. The foregoing summary of the ESPP Amendment is qualified in its entirety by reference to the ESPP Amendment, a copy of which is filed as an exhibit to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described under Item 5.07 below, at the Annual Meeting, our stockholders also approved an amendment and restatement of Article IX of our amended and restated certificate of incorporation the primary purpose of which is to, among other things, add a provision to Article IX to provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 (the “Article IX Amendment”). The Article IX Amendment became effective on June 2, 2021, upon the filing of a certificate of amendment to our amended and restated certificate of incorporation with the Delaware Secretary of State. A more complete description of the Article IX Amendment is in the Annual Meeting Proxy Statement. The foregoing summary of the Article IX Amendment is qualified in its entirety by reference to the certificate of amendment to our amended and restated certificate of incorporation, a copy of which is filed as an exhibit to this report.

Also on June 2, 2021, our board of directors approved amendments to our amended and restated bylaws, as amended (the “Bylaws”), effective as of that date, pursuant to which the federal forum provision that was in what was Section 7.10 of the Bylaws was removed and Section 7.9 of the Bylaws was amended to remove the reference to Section 7.10. The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended effective as of June 2, 2021, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
We held the Annual Meeting on June 2, 2021. The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Each of the Class III nominees for our board of directors was elected to serve for a three-year term to expire at our 2024 annual meeting of stockholders by the votes set forth below.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stuart M. Essig, Ph.D.	15,667,265	0	6,330,632	2,993,357
Keith C. Valentine	16,496,791	0	5,501,106	2,993,357

Proposal 2: Our stockholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,989,523	512	1,219	--

Proposal 3: Our stockholders approved, on an advisory basis, the 2020 compensation of our named executive officers by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,788,598	206,604	2,695	2,993,357

Proposal 4: Our stockholders voted as follows with respect to the preferred frequency of holding an advisory vote on the compensation of our named executive officers.

Every year	Every two years	Every three years	Abstentions	Broker Non-Votes
20,911,630	10,784	1,024,789	50,694	2,993,357

In light of the results on proposal 4, we have decided to include in our proxy materials the stockholder advisory vote on executive compensation every year until the next required vote on the frequency of stockholder advisory votes on executive compensation.

Proposal 5: Our stockholders approved the ESPP Amendment by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,964,826	30,671	2,400	2,993,357

Proposal 6: Our stockholders approved the Article IX Amendment by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,350,450	647,122	325	2,993,357

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated June 2, 2021
3.2	Amended and Restated Bylaws, as amended to date
10.1*	Second Amendment to the SeaSpine Holdings Corporation 2015 Employee Stock Purchase Plan (December 9, 2020)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference from Appendix B to the Annual Meeting Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

Date:	June 4, 2021	By:	/s/ Patrick Keran
Patrick Keran
Senior Vice President, General Counsel